UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2022

WB Burgers Asia, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56233	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

“We”, “Us”, “the Issuer”, and or “the Company” refer to WB Burgers Asia, Inc.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements which involve risks and uncertainties. All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates”, “believes”, “can”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, or “should”, or the negative of these terms or other comparable terminology.

Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may appear in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to vary. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time, and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements, except as expressly required by law.

Item 8.01 Other Events

This Form 8-K is being filed voluntarily by the Issuer to provide corporate updates regarding several events that have occurred during the normal course of business.

In August of 2022, the Company, through its wholly owned subsidiary, WB Burgers Japan Co., Ltd., entered into and consummated a rental agreement with “Kitchen Depot” for a ghost kitchen in the Tamachi neighborhood of Minato, Tokyo, Japan. Kitchen Depot is an unrelated third party, and the rental agreement is for a period of two years, with the option to renew at the conclusion. From this location, as of August 27, 2022, the Company has begun to offer delivery of Wayback Burgers menu items, such as those offered at the Company’s physical “dine in” restaurant location in the Omotesando shopping plaza, located in Tokyo, Japan. At this time, orders can be placed exclusively through UberEats, although we have plans to expand the range of our delivery options in the future. Additionally, delivery is only available within a 2-3 kilometer radius of our Tamachi location. The Company believes that its new Wayback Burgers delivery-only location, with convenient online ordering, will serve to not only attract additional customers, but will also expand awareness of our menu items and Wayback Burgers as a whole.

The Company has also begun to develop its own mobile application for food delivery services. This application is in its early stages of development, is not yet fully functional, and cannot, at this time, be discussed in greater detail as developments are ongoing.

As mentioned previously, the Company is currently relying exclusively on Uber Eats for ordering and delivering as it relates to its new location in Tamachi.

The address of the Tamachi location is 5-23-16 Shiba, Minato-ku, Tokyo 2F depo3, Japan.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

WB Burgers Asia, Inc.

Dated: September 7, 2022	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer